EXHIBIT 23.2

                       CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 1996, with respect to the financial statements of Uhlmans Inc. included in Amendment No. 4 to the Registration Statement (Form S-1 No. 333-5855) and related prospectus of Stage Stores, Inc. for the registration of 11,000,000 shares of its common stock.


Ernst & Young LLP


Toledo, Ohio
October 24, 1996